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                                                                  Exhibit 23(a)


COOPERS                              Coopers & Lybrand L.L.P.
&LYBRAND



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of H. J. Heinz Company on Form S-3 (File No. 333-48017) of our reports dated June 17, 1997, except for Note 16, as to which the date is June 30, 1997 on our audits of the consolidated financial statements and financial statement schedule of H. J. Heinz Company and Subsidiaries as of April 30, 1997 and May 1, 1996 and for each of the three years in the period ended April 30, 1997, which reports are included or incorporated by reference in the
H. J. Heinz Company Annual Report on Form 10-K for the year ended April 30, 1997. We also consent to the reference to our firm the captions "Experts" in the registration statement.



                                                    /s/ COOPERS & LYBRAND L.L.P.

                                                    Coopers & Lybrand L.L.P.


Pittsburgh, PA
March 19, 1998